                                     AMENDMENT TO
                                 EMPLOYMENT AGREEMENT

         FIRST AMENDMENT dated August 1, 1996 to Employment Agreement effective as of May 1, 1996, by and between The Coleman Company, Inc., a Delaware corporation (the "Company") and Frederik van den Bergh (the "Executive").

         WHEREAS, the parties entered into an Employment Agreement effective as of May 1, 1996 (the "Employment Agreement"); and

         WHEREAS, the parties wish to amend the Employment Agreement as set forth herein.

         NOW THEREFORE, the parties agree as follows:

         1. Section 9(c) is hereby amended in its entirety and replaced with the following:

              9.(c) During the time the Executive is employed by the Corporation and for a period of two years following the termination of such employment for any reason, the Executive will not serve as an officer, director or employee, or in any other way assist the efforts of, any Significant Competitor. As used herein, the term "Significant Competitor" shall mean any corporation, partnership or entity (i) that competes directly against the Corporation in one or more product lines with such product lines representing at least 10% of the total sales of such competitor, and (ii) where such competing products offered by the Corporation constitute at least 10% of the total sales of any organization unit of the Corporation (e.g. division or corporate) that the Executive has been employed at during the previous 24 months. Notwithstanding anything above, this section shall not prohibit the Executive from owning not more than 5% of any publicly traded company. The restrictions on the Executive pursuant to this Section 9(c) shall lapse upon any material breach of this Agreement by the Corporation, including without limitation, the obligations of Corporation under
    Section 6 COMPENSATION UPON TERMINATION.

    2. Executive acknowledges that he has been furnished a copy of Colorado Revised Statutes Section 8-23-113(2) and he acknowledges that his position is within the class of "executive and management personnel and officers" which is excluded from the statute.

    3. The parties agree that as except as expressly amended hereby, the Agreement shall be in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement as of the date first above written.

                             THE COLEMAN COMPANY, INC.

                             /s/ LARRY E. SANFORD, Executive Vice President

                             By: /s/ FREDERIK VAN DEN BERGH
                                ------------------------------------------
                                  Name:  Frederik Van Den Bergh
                                  Title: Executive Vice President-
                                         President Coleman International


                              /s/ FREDERIK VAN DEN BERGH
                             ---------------------------------------------
                                  Frederik van den Bergh